UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) – December 6, 2007

Energy Future Holdings Corp.
(formerly TXU Corp.)
(Exact name of registrant as specified in its charter)

Texas	1-12833	75-2669310
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Energy Plaza, 1601 Bryan Street, Dallas, Texas 75201
(Address of principal executive offices, including zip code)

214-812-4600
(Registrants’ telephone number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement

Issuance of $2.0 Billion Aggregate Principal Amount of 10.25% Senior Notes due 2015, Series B and $1.75 Billion Aggregate Principal Amount of 10.50%/11.25% Senior Toggle Notes due 2016 by Texas Competitive Electric Holdings Company LLC and TCEH Finance, Inc.

On December 6, 2007, subsidiaries of Energy Future Holdings Corp. (the “Registrant”), Texas Competitive Electric Holdings Company LLC (“TCEH”) and TCEH Finance, Inc. (together with TCEH, the “Issuer”), entered into a first supplemental indenture (the “Supplemental Indenture”), among the Issuer, the guarantors named therein and The Bank of New York, as trustee (the “Trustee”), to the Indenture, dated as of October 31, 2007, among the Issuer, the guarantors named therein and the Trustee (the “Base Indenture” and, together with the Supplemental Indenture, the “Indenture”). Pursuant to the Indenture, on December 6, 2007, the Issuer issued $2,000,000,000 aggregate principal amount of its 10.25% Senior Notes due 2015, Series B (the “Cash Pay Notes”) and $1,750,000,000 aggregate principal amount of its 10.50%/11.25% Senior Toggle Notes due 2016 (the “Toggle Notes” and, together with the Cash Pay Notes, the “Notes”).

Each of the Cash Pay Notes and the Toggle Notes constitute a separate series of Notes under the Indenture, but will be treated together with the Issuer’s outstanding $3,000,000,000 10.25% Senior Notes due 2015 for amendments and waivers and for taking certain other actions.

The Cash Pay Notes will mature on November 1, 2015. Interest on the Cash Pay Notes is payable in cash semiannually in arrears on May 1 and November 1 of each year at a fixed rate of 10.25% per annum, and the first interest payment will be made on May 1, 2008.

The Toggle Notes will mature on November 1, 2016.  Interest on the Toggle Notes is payable semi-annually in arrears on May 1 and November 1 of each year, and the first interest payment will be made on May 1, 2008. The initial interest payment on the Toggle Notes will be payable in cash. For any interest period thereafter until November 1, 2012, the Issuer may elect to pay interest on the Toggle Notes (i) entirely in cash; (ii) by increasing the principal amount of the Toggle Notes or by issuing new Toggle Notes (“PIK interest”); or (iii) 50% in cash 50% in PIK interest. Interest on the Toggle Notes is payable at a fixed rate of 10.50% per annum for cash interest and at a fixed rate of 11.25% per annum for PIK interest.

The Notes are guaranteed by TCEH’s direct parent, Energy Future Competitive Holdings Company (“Competitive Holdings”), and by each subsidiary that guarantees (the “Guarantors”) the Credit Agreement, dated as of October 10, 2007, among Competitive Holdings, TCEH, the lending institutions from time to time parties thereto, Citibank N.A., as administrative agent, and the other agents and entities party thereto (the “TCEH Senior Secured Facilities”). The Notes are the Issuer’s senior unsecured debt and rank senior in right of payment to any existing and future subordinated indebtedness of the Issuer, equally in right of payment with all of the Issuer’s existing and future unsecured indebtedness and structurally subordinated in right of payment to all existing and future indebtedness and other liabilities of the Issuer’s non-guarantor subsidiaries, including trade payables (other than indebtedness and liabilities owed to the Issuer or the Guarantors). The Notes rank effectively junior in right of payment to all existing and future secured indebtedness of the Issuer, including borrowings under the TCEH Senior Secured Facilities, to the extent of the value of the collateral securing such indebtedness.

The guarantees of the Notes are the Guarantors’ unsecured debt and rank equal in right of payment with all existing and future unsecured indebtedness of the relevant Guarantor. Such guarantees are effectively junior to all secured indebtedness of the relevant Guarantors, including under the TCEH Senior Secured Facilities, to the extent of the assets securing that indebtedness. Competitive Holdings’ guarantee of the Notes ranks equally with its guarantee of the $2,000,000,000 aggregate principal amount of 10.875% Senior Notes due 2017 and the $2,500,000,000 aggregate principal amount of 11.250%/12.000% Senior Toggle Notes due 2017 issued by the Registrant on October 31, 2007. The guarantees of the Notes are structurally junior to all indebtedness and other liabilities of the Issuer’s subsidiaries that do not guarantee the Notes.

The Notes and the Indenture restrict the Issuer’s and its restricted subsidiaries’ ability to, among other things, make restricted payments, incur debt and issue preferred stock, incur liens, permit dividend and other payment restrictions on restricted subsidiaries, merge, consolidate or sell assets and engage in transactions with affiliates. The Notes and the Indenture also contain customary events of default, including failure to pay principal or interest on the Notes or the guarantees when due, among others. If an event of default occurs under the Indenture and the Notes, the trustee or the holders of at least 30% in principal amount of the Required Debt (as such term is defined in the TCEH Indenture) may declare the principal amount on the Notes to be due and payable immediately.

The Issuer may redeem the Cash Pay Notes, in whole or in part, at any time on or after November 1, 2011, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before November 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of Cash Pay Notes from time to time at a redemption price of 110.250% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. Upon the occurrence of a change in control, the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any. The Issuer may also redeem the Notes at any time prior to November 1, 2011 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium.

The Issuer may redeem the Toggle Notes, in whole or in part, at any time on or after November 1, 2012, at specified redemption prices, plus accrued and unpaid interest, if any. In addition, before November 1, 2010, the Issuer may redeem up to 35% of the aggregate principal amount of Toggle Notes from time to time at a redemption price of 110.500% of the aggregate principal amount thereof, plus accrued and unpaid interest, if any, with the net cash proceeds of certain equity offerings. Upon the occurrence of a change in control, the Issuer must offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest, if any. The Issuer may also redeem the Notes at any time prior to November 1, 2012 at a price equal to 100% of their principal amount, plus accrued and unpaid interest and a “make-whole” premium.

The Notes were offered only to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes have not been registered under the Securities Act, or the securities laws of any state or other jurisdiction, and may not be offered or sold in the United States without registration or an applicable exemption from the Securities Act.

The Issuer used the proceeds from the issuance of the Notes on December 6, 2007, along with cash on hand, to repay in full $3,750,000,000 outstanding under the senior unsecured interim loan agreement, dated as of October 10, 2007, by and among Competitive Holdings, the Issuer, the Guarantors, Morgan Stanley Senior Funding, Inc., as administrative agent, and other financial institutions from time to time parties thereto (the “Senior Interim Loan Facility”).

A copy of the Base Indenture was filed by the Registrant as an Exhibit to its Current Report on Form 8-K filed October 31, 2007 and is incorporated by reference herein.  A copy of the Supplemental Indenture is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The above description of the Indenture and the Notes are qualified in their entirety by reference to the Indenture.

The Issuer has agreed to use its commercially reasonable efforts to register with the Securities and Exchange Commission notes having substantially identical terms as the Notes as part of an offer to exchange such registered notes for the Notes (the “Exchange Offer”). The Issuer will use its commercially reasonable efforts to cause the Exchange Offer to be completed or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the Notes. If this obligation is not satisfied (a “Registration Default”), the annual interest rate on the Notes will increase by 0.25% per annum for the first 90-day period during which a Registration Default continues, and thereafter the annual interest rate on the Notes will increase by 0.50% per annum over the original interest rate for the remaining period during which the Registration Default continues. If the Registration Default is corrected, the applicable interest rate on such Notes will revert to the original level.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy the Notes.

Item 1.02.                      Termination of a Material Definitive Agreement

Termination of $6.175 Billion Senior Unsecured Interim Loan Agreement

On December 6, 2007, in connection with the issuance of the Notes, the Issuer repaid in full all outstanding loans, together with interest and all other amounts due in connection with such repayment under the Senior Interim Loan Facility.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth relating to the Indenture and the Notes under Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibit No.	Description
4.1
First Supplemental Indenture dated as of December 6, 2007 among Energy Future Competitive Holdings Company, Texas Competitive Electric Holdings Company LLC, TCEH Finance, Inc., the guarantors named therein and The Bank of New York, as trustee (including form of global notes).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENERGY FUTURE HOLDINGS CORP.
By:	/s/ Stanley J. Szlauderbach
Name:	Stanley J. Szlauderbach
Title:	Senior Vice President and Controller

Dated: December 12, 2007